FORM 10-Q

                     PART II.   OTHER INFORMATION
               AMERICAN BILTRITE INC. AND SUBSIDIARIES
                            June 29, 1996


Item 6.    Exhibits
- -------------------
     (11)  STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE


                               Three Months Ended     Six Months Ended
                                    July  1,              July  1,
                                      1995                  1995
                                   ---------             ---------
                                (000's omitted, except per share data)
Primary:

 Average shares outstanding           3,595                 3,583
 Net effect of dilutive
  stock options-based on
  the treasury stock method
  using average market price            221                   234
                                    --------              --------

               Totals                 3,816                 3,817
                                    ========              ========

Net income                          $ 2,127               $ 4,146
                                    ========              ========

Per share amount                    $   .56               $  1.09
                                    ========              ========

Fully diluted:

 Average shares outstanding           3,595                 3,583
 Net effect of dilutive
  stock options-based on
  the treasury stock method
  using quarter-end market
  price                                 221                   234
                                    --------              --------

               Totals                 3,816                 3,817
                                    ========              ========

Net income                          $ 2,127               $ 4,146
                                    ========              ========

Per share amount                    $   .56               $  1.09
                                    ========              ========

   Note: There was no dilutive effect from stock options in 1996. Weighted average shares outstanding for the three months and six months ended June 29, 1996 were 3,647,989 and 3,659,236, respectively.